POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Investment Company (the “Trust”) do hereby severally constitute and appoint Gregory J. Lyons and Mary Beth Rhoden, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 002-71299 and 811-3153), Post-Effective Amendment Nos. 131, 132, 133, 134, 135, 136, 137, 138, 139, 140, 141, 142, 143, 144, 145, 146, 147, 148, 149 and 150 and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Sandra Cavanaugh	Trustee, President and	1/22/2010
Sandra Cavanaugh	Chief Executive Officer

/s/ Mark E. Swanson	Treasurer, in his capacity as	1/22/2010
Mark E. Swanson	Chief Accounting Officer

/s/ Thaddas L. Alston	Trustee	1/22/2010
Thaddas L. Alston

/s/ Kristianne Blake	Trustee	1/22/2010
Kristianne Blake

/s/ Daniel P. Connealy	Trustee	1/27/2010
Daniel P. Connealy

/s/ Jonathan Fine	Trustee	1/22/2010
Jonathan Fine

/s/ Raymond P. Tennison, Jr.	Trustee	1/22/2010
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson	Trustee	1/22/2010
Jack R. Thompson

/s/ Julie W. Weston	Trustee	1/22/2010
Julie W. Weston